UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 3, 2005

Memory Pharmaceuticals Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50642	04-3363475
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Philips Parkway, Montvale, New Jersey		07645
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(201) 802 - 7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On May 3, 2005, Memory Pharmaceuticals Corp. (the "Registrant") entered into an employment letter agreement (the "Letter Agreement") with James R. Sulat, pursuant to which Mr. Sulat will serve as President and Chief Executive Officer of the Registrant, as well as a director, effective May 17, 2005 (the "Start Date"). Tony Scullion, the Registrant’s current President and Chief Executive Officer has tendered his resignation from such positions and has been appointed full-time Executive Chairman of the Board of Directors of the Registrant. Both Mr. Scullion’s resignation and his appointment will become effective on the Start Date. Jonathan Fleming, the current Chairman of the Board of Directors, will remain a member of the Registrant’s Board of Directors.

A copy of the press release that includes these announcements is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The Letter Agreement has an unspecified term. Under the Letter Agreement, Mr. Sulat is entitled to an initial base salary of $395,000 per year. In addition, Mr. Sulat is entitled to an initial stock option grant of 500,000 shares of the Registrant’s common stock (the "Initial Grant") and a subsequent stock option grant of 525,000 shares of the Registrant’s common stock (the "Subsequent Grant"). The Subsequent Grant is subject to the approval of the Registrant’s stockholders to (i) permit a stock option grant to Mr. Sulat of more than 500,000 shares and (ii) increase the number of shares available under the Registrant’s 2004 Stock Incentive Plan to provide sufficient shares for the Subsequent Grant. In the event that stockholder approval is not received for the Subsequent Grant, it will be reduced to a stock option grant of 500,000 shares, which must be granted no later than January 31, 2006. Both the Initial Grant and the Subsequent Grant will vest over the four-year period following their respective grant dates. Under the Letter Agreement, Mr. Sulat is also eligible to receive annual bonus payments which depend on the Registrant’s performance and his individual performance, in each case as determined by the Registrant’s Board of Directors. Mr. Sulat’s target bonus for 2005 is 35% of his base salary. In the event that the Registrant terminates Mr. Sulat's employment without cause or he terminates his employment for good reason, he is entitled to receive 12 months' severance, based on his then-current base salary, payable over the 12-month period following termination, plus continued medical and dental coverage for one year. In addition, upon any such termination of employment, he will be entitled to receive the average of his annual bonuses for the three prior years (or such shorter period if he has not been employed by the Registrant for three years) in twelve equal monthly installments and accelerated vesting of 25% of his then-unvested stock options. Notwithstanding the foregoing, Mr. Sulat’s unvested stock options will become fully vested if, within three months prior to, or within 18 months after, a Change in Control, (x) the Registrant terminates Mr. Sulat’s employment without cause or (y) Mr. Sulat terminates his employment within three months after (i) a material diminution in his responsibilities, (ii) he no longer reports to the Board of Directors or ceases to be a member of the Board of Directors, (iii) his principal work location changes by more than 50 miles from the Registrant’s current principal offices, or (iv) the Registrant reduces his base salary. Any non-qualified stock options held by Mr. Sulat will remain exercisable until the later to occur of (i) 90 days after the date of termination and (ii) January 15 of the calendar year immediately succeeding the date of termination. Mr. Sulat will also be required to maintain the confidentiality of the Registrant’s proprietary information during the term of his agreement and thereafter and will be subject to certain prohibitions on competition with the Registrant. The foregoing description of the Letter Agreement is qualified in its entirety by reference to the Letter Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of Tony Scullion as President & Chief Executive Officer; Appointment of Tony Scullion as Executive Chairman of the Board of Directors of the Registrant

Mr. Scullion, the Registrant’s current President and Chief Executive Officer, has tendered his resignation from such positions and has been appointed full-time Executive Chairman of the Board of Directors of the Registrant. Both Mr. Scullion’s resignation and his appointment will become effective on the Start Date. The terms of Mr. Scullion’s employment letter agreement with the Registrant will continue in full force and effect.

Appointment of James R. Sulat as President & Chief Executive Officer of the Registrant

The information set forth in Item 1.01 above is incorporated herein by reference.

From May 2003 to February 2004, James R. Sulat, age 54, was the Senior Executive Vice President of Moore Wallace Incorporated, a printing company. Following the acquisition of Moore Wallace by R.R. Donnelley and Sons Company in February 2004, Mr. Sulat became Chief Financial Officer of R.R. Donnelley and served in this position until May 2004. From April 1998 to May 2003, Mr. Sulat served as Vice President and Chief Financial Officer of Chiron Corporation, a major biotechnology company, where his responsibilities included business development and investor relations, in addition to the financial management functions of the company. From September 1993 to October 1997, Mr. Sulat was the Chief Financial Officer of Stanford Health Services, the clinical healthcare delivery arm of the Stanford University Medical Center. In November 1997, Stanford Health Services merged with the clinical care facilities of the University of California, San Francisco, and Mr. Sulat served as the Treasurer of the merged entity, UCSF Stanford Health Care, until joining Chiron Corporation. Mr. Sulat is a director of Maxygen, Inc., a developer of protein therapeutics and Intercell AG, a developer of vaccines for the prevention and treatment of major infectious diseases that is listed on the Vienna Stock Exchange. Mr. Sulat holds a BS from Yale University, an MBA from Stanford University and an MS in health services administration from Stanford University.

Appointment of James R. Sulat to the Board of Directors of the Registrant

On May 3, 2005, the Registrant’s Board of Directors increased the size of the Board of Directors from eight directors to nine directors, effective on the Start Date. In accordance with the terms of the Letter Agreement, the Board of Directors appointed Mr. Sulat as a Class I director, also effective on the Start Date. The term of the Class I directors expires on the date of the Registrant’s 2005 Annual Meeting of Stockholders, at which time Mr. Sulat will stand for re-election.

Item 9.01. Financial Statements and Exhibits.

10.1 Employment Letter Agreement dated as of May 3, 2005, between James R. Sulat and the Registrant
99.1 Press Release dated May 10, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Memory Pharmaceuticals Corp.

May 10, 2005	By:	/s/ Jzaneen Lalani

Name: Jzaneen Lalani
Title: Vice President, Legal Affairs

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Exhibit Index

Exhibit No.	Description

10.1	Employment Letter Agreement dated as of May 3, 2005, between James R. Sulat and the Registrant
99.1	Press Release dated May 10, 2005